Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.
I, Richard A. McGinn, Interim Chief Executive Officer, and I, Marc E. Rothman, Chief Financial Officer, each certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the report of VeriFone Systems, Inc. (the “Company”) on Form 10-Q for the quarterly period ended April 30, 2013 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Richard A. McGinnn
Richard A. McGinnn
Interim Chief Executive Officer

By:	/s/ Marc E. Rothman
Marc E. Rothman
Executive Vice President and Chief Financial Officer
Date: June 5, 2013
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.